Exhibit 3.8

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

RF MICRO DEVICES INTERNATIONAL, INC.

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: RF Micro Devices International, Inc.

2. The Articles of Incorporation of the Corporation are hereby amended by deleting the first section thereof and including the following in lieu thereof:

“The name of the Corporation is Qorvo International Holding, Inc. (the “Corporation”).”

3. The date of adoption of the foregoing amendment was March 30, 2016.

4. The foregoing amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

5. These Articles of Amendment will be effective as of May 2, 2016.

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IN WITNESS WHEREOF, said RF Micro Devices International, Inc. has caused these Articles of Amendment to be signed by Steven J. Buhaly, its President, this 30th day of March, 2016.

RF MICRO DEVICES INTERNATIONAL, INC.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly, President

[Signature Page to RF Micro Devices International, Inc. Articles of Amendment (Name Change)]